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                                                                    Exhibit 10.8

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT ("Agreement"), dated this __ day of __________ 2003, by and between J.E. CAUSEY DAVIS (the Executive"), and FIRST COMMUNITY BANK, N.A. (the "Bank").

                               W I T N E S S E T H

         WHEREAS, Executive has been employed by The CommonWealth Bank ("The CommonWealth Bank"), as its President and Chief Executive Officer;

         WHEREAS, First Community Bancshares, Inc. (the "Corporation"), has agreed to acquire The CommonWealth Bank and to merge it with and into the Bank, and has made the Executive entering into this Agreement a condition to closing such acquisition;

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, Executive and the Bank do agree to the terms of employment as follows:

         1.RELINQUISHMENT OF ENTITLEMENTS UNDER PRIOR EMPLOYMENT AGREEMENT. The Executive hereby agrees to relinquish all amounts that may be due and owing under the Employment Agreement between Executive and The Commonwealth Bank dated July 25, 1995, including, without limitation, any such amounts that may otherwise result from the consummation of the transactions contemplated by the Agreement and Plan of Merger between the Corporation, the Bank and The Commonwealth Bank dated January 24, 2002.

         2. DEFINITIONS. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

            (a) AFFILIATE. Affiliate of any person or entity means any stockholder or person or entity controlling, controlled by under common control with such person or entity, or any director, officer or key executive of such entity or any of their respective relative. For purposes of this definition, "control", when used with respect to any person or entity, means the power to direct the management and policies of such person or entity, directly or indirectly, whether through ownership of voting securities, by contracting or otherwise; and the terms "controlling" and "controlled" have meanings that correspond to the foregoing.

            (b) BASE SALARY. "Base Salary" shall have the meaning set forth in
Section 3(a) hereof.

            (c) CAUSE. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement.

            (d) CHANGE IN CONTROL. "Change in Control" shall mean the occurrence of any of the following events subsequent to the date of this Agreement: (i) the acquisition of control of the Corporation or the Bank as defined in the Change in Bank Control Act of 1978, as


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amended, 12 U.S.C. ss. 1842(3), or any successor to such sections; (ii) an event that would be required to be reported in response to Item 1(a) of Form 8-K or
Item 6(e) of Schedule 14A of Regulation 14A pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not any class of securities of the Corporation is registered under the Exchange Act; (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; (iv) the sale or other disposition of all or substantially all of the assets of the Corporation or the transfer by the Corporation of greater than 25% of the voting securities of the Corporation; or (v) during any period of three consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

            (e) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (f) COMPETING BUSINESS. Competing Business shall mean any business, enterprise or other entity that as one of its businesses or activities, is engaged in the business of banking (including, without limitation, the acceptance of deposits and the making of loans) or a permitted non-banking activity in which the Bank is directly or indirectly engaged within the counties of Chesterfield, Henrico and Hanover and the City of Richmond in the Commonwealth of Virginia.

            (g) CONFIDENTIAL AND PROPRIETARY INFORMATION. Confidential and Proprietary Information shall mean any and all (i) confidential or proprietary information or material not in the public domain about or relating to the business, operations, assets or financial condition of the Bank or any Affiliate of the Bank or any of the Banks' or any such Affiliate's trade secrets; and (ii) information, documentation or material not in the public domain by virtue of any action by or on the part of the Executive, the knowledge of which gives or may give the Bank or any Affiliate of the Bank an advantage over any person not possessing such information. For purposes hereof, the term Confidential and Proprietary Information shall not include any information or material (i) that is known to the general public other than due to a breach of this Agreement by the Executive or (ii) was disclosed to the Executive by a person who the Executive did not reasonably believe was bound to a confidentiality or similar agreement with the Employers.

            (h) DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

            (i) DISABILITY. Termination by the Bank of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment


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which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Bank or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

            (j) GOOD REASON. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive based on:

              (i) Without the Executive's express written consent, a material adverse change made by the Bank which would reduce the Executive's functions, duties or responsibilities as Executive Vice President of the Bank and Chief Executive Officer of Eastern Virginia of the Bank.

              (ii) Without the Executive's express written consent, a reduction by the Bank in the Executive's Base Salary as the same may be increased from time to time;

              (iii) Without the Executive's express written consent, the Bank requires the Executive to be based anywhere other than at a location more than twenty-five miles from Richmond, Virginia, except for required travel on business of the Bank to an extent substantially consistent with the Executive's present business travel obligations; or

              (iv) Any purported termination of the Executive's employment for Disability which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (l) below.

            (k) IRS. IRS shall mean the Internal Revenue Service.

            (l) NOTICE OF TERMINATION. Any purported termination of the Executive's employment by the Bank for any reason, including without limitation for Cause or Disability, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Bank's termination of Executive's employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in
Section 11 hereof.

         3. TERM OF EMPLOYMENT.

            (a) The Bank hereby employs the Executive as Executive Vice President of the Bank and Chief Executive Officer of Eastern Virginia of the Bank, and the Executive hereby accepts said employment and agrees to render such services to the Bank, on the terms and conditions set forth in this Agreement. The term of employment under this Agreement shall be


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for a term of two years, commencing on the date of this Agreement, unless such term is extended as provided in this Section 3. Prior to the second annual anniversary of the date first above written and each annual anniversary thereafter, the Board of Directors of the Bank shall consider, review (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including the Executive's performance) and, if appropriate, explicitly approve a one-year extension of the remaining term of this Agreement. After the expiration of the initial two-year term, the term of this Agreement shall continue to extend each year if the Board of Directors so approves such extension, unless the Executive gives written notice to the Bank of the Executive's election not to extend the term, with such notice to be given not less than sixty (60) days prior to any such anniversary date. If the Board of Directors elects not to extend the term, it shall give written notice of such decision to the Executive not less than sixty (60) days prior to any such anniversary date. If any party gives timely notice that the term will not be extended, then this Agreement shall terminate at the conclusion of its remaining term. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

            (b) During the term of this Agreement, the Executive shall perform such executive services for the Bank as may be consistent with his titles and from time to time assigned to him by the Bank's Board of Directors.

            (c) In the event of a Change in Control, the term of this Agreement shall automatically be extended for a term of two years beginning on the effective date of the Change in Control. After the expiration of the two-year term, the term of this Agreement may be renewed for successive one-year terms as provided in paragraph (a) above.

         4. COMPENSATION AND BENEFITS.

            (a) The Bank shall compensate and pay the Executive for his services during the term of this Agreement at a minimum base salary of $150,000 per year ("Base Salary"), which may be increased from time to time in such amounts as may be determined by the Board of Directors of the Bank and may not be decreased without the Executive's express written consent. In addition to his Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Board of Directors of the Bank solely in its discretion.

            (b) During the term of this Agreement, the Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Corporation, to the extent commensurate with his then duties and responsibilities as fixed by the Board of Directors of the Corporation.

            (c) During the term of this Agreement, the Executive shall be entitled to take six (6) weeks of paid annual vacation in accordance with the Bank's established policies. The Executive shall not be entitled to receive any additional compensation from the Bank for failure to take a vacation, nor shall the Executive be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Board of Directors of the Bank.

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            (d) In the event the Executive's employment is terminated due to
Disability, the Bank shall provide continued life, medical, dental and disability in an amount and to the extent consistent with the Bank's established policies.

         5.EXPENSES. The Bank shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of or in connection with the business of the Bank, including, but not by way of limitation, traveling expenses, subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Bank. If such expenses are paid in the first instance by the Executive, the Bank shall reimburse the Executive therefor.

         6. TERMINATION.

            (a) The Bank shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including, without limitation, termination for Cause or Disability, and the Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

            (b) In the event that (i) the Executive's employment is terminated by the Bank for Cause, (ii) the Executive dies or (iii) the Executive terminates his employment hereunder other than for Disability or Good Reason, the Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination or death other than for Base Salary accrued through the Date of Termination or death.

            (c) In the event that the Executive's employment is terminated as a result of Disability during the term of this Agreement, the Executive shall receive his salary for a period of ninety (90) days from the Date of Termination.

            (d) In the event that (i) the Executive's employment is terminated by the Bank for other than Cause, Disability, or the Executive's death or (ii) such employment is terminated by the Executive (a) due to a material breach of this Agreement by the Bank, which breach has not been cured within fifteen (15) days after a written notice of non-compliance has been given by the Executive to the Bank, or (b) for Good Reason, then the Bank shall, subject to Section 6 hereof, if applicable:

                  (A) pay to the Executive, a cash severance amount equal to the Executive's Base Salary as in effect immediately prior to the Date of Termination, multiplied by two years ("Severance Pay"). Such Severance Pay shall be paid in monthly installments beginning with the first business day of the month following the Date of Termination and continuing for two (2) years; and

                  (B) maintain and provide for a period ending at the earlier of
         (i) the second anniversary of the Date of Termination or (ii) the date of the Executive's full-time employment by another employer, at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than any stock


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         option or other stock compensation plans or bonus plans of the
         Corporation), provided that in the event that Executive's participation in any such plan, program or arrangement is barred, the Bank shall arrange to provide Executive with benefits substantially similar to those Executive was entitled to receive under such plans, programs and arrangements prior to the Date of Termination.

         (e) In receiving any payments pursuant to this Section 6, the Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive hereunder, and such amounts shall not be reduced or terminated whether or not the Executive obtains other employment.

         7.LIMITATION OF BENEFITS UNDER CERTAIN CIRCUMSTANCES. If the payments and benefits pursuant to Section 6 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Bank, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits payable by the Bank pursuant to Section 6 hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Bank under Section 6 being non-deductible to the Bank pursuant to
Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 6 shall be based upon the opinion of independent counsel selected by the Bank's independent public accountants and paid by the Bank. Such counsel shall be reasonably acceptable to the Bank and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 7, or a reduction in the payments and benefits specified in Section 6 below zero.

         8. RESTRICTIONS RESPECTING COMPETING BUSINESSES, CONFIDENTIAL INFORMATION, ETC.

         (a) The Executive acknowledges and agrees that by virtue of the Executive's position and involvement with the business and affairs of the Bank, the Executive will develop substantial expertise and knowledge with respect to all aspects of the Banks' business, affairs and operations and will have access to all significant aspects of the business and operations of the Bank and to Confidential and Proprietary Information.

         (b) The Executive hereby covenants and agrees that, during the term of employment and thereafter, unless otherwise authorized by the Bank in writing, the Executive shall not, directly or indirectly, under any circumstance: (i) disclose to any other person or entity (other than in the regular course of business of the Bank) any Confidential and Proprietary Information, other than pursuant to applicable law, regulation or subpoena or with the prior written consent of the Bank; (ii) act or fail to act so as to impair the confidential or proprietary nature of any Confidential and Proprietary Information; (iii) use any Confidential and Proprietary Information other than for the sole and exclusive benefit of the Bank; or (iv) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure, impairment or use of any

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Confidential and Proprietary Information. Following the term of employment, the
Executive shall return all documents, records and other items containing any Confidential and Proprietary Information to the Bank (regardless of the medium in which maintained or stored).

         (c) The Executive covenants and agrees that while the Executive is employed by the Bank and for one (1) year after the Executive ceases to be employed by the Bank for any reason, other than the termination of his employment after the Bank has elected not to renew this Agreement as provided in
Section 3(a), the Executive shall not, directly or indirectly, manage, operate or control, any Competing Business or, directly or indirectly, induce or influence any customer or other Person that has a business relationship with the Bank, or any Affiliate of the Bank, to discontinue or reduce the extent of such relationship; provided that in the case of a termination of the Executive, the Bank continues to pay any amounts owing to the Executive pursuant to Section 6(d) hereof. For purposes of this Agreement, the Executive shall be deemed directly or indirectly interested in a business if he is engaged or interested in that business as a stockholder, director, officer, or executive, agent, partner, individual proprietor, consultant, advisor or otherwise, but not if the Executive's interest is limited solely to the ownership of not more than 5% of the securities of any class of equity securities of a corporation or other person whose shares are listed or admitted to trade on a national securities exchange or are quoted on Nasdaq or a similar means if Nasdaq is no longer providing such information.

         (d) While the Executive is employed by the Bank and for one (1) year after the Executive ceases to be employed by the Bank, the Executive shall not, directly or indirectly, solicit to employ for himself or others any employee of the Bank or any Affiliate of the Bank as of the date of the termination of the Executive's employment with the Bank, or to solicit any such employee to leave such employee's employment or join the employee of another, then or at a later time.

         (e) The parties agree that nothing in this agreement shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Bank with any broader, further or other remedy or protection than those provided herein.

         (f) Because the breach of any of the provisions of this Section 8 will result in immediate and irreparable injury to the Bank for which the Bank will not have an adequate remedy at law, the Bank shall be entitled, in addition to all other rights and remedies, to seek a degree of specific performance of the restrictive covenants contained in this Section 8 and to a temporary and permanent injunction enjoining such breach, without posting bond or furnishing similar security.

         9. WITHHOLDING. All payments required to be made by the Bank hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Bank may reasonably determine should be withheld pursuant to any applicable law or regulation.

         10. ASSIGNABILITY. The Bank may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Bank may hereafter merge or consolidate or to which the Bank may transfer all


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or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Bank hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

         11. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the signature page hereto. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) the business day after the day on which it is delivered by hand, (c) the business day after the day on which it is properly delivered to Federal Express (or a comparable overnight delivery service), or
(d) the third business day after the day on which it is deposited in the United States mail. The Bank or the Executive may change its address by notifying the other party of the new address in any manner permitted by this Section 11.

         12. AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Bank to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         13. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the Commonwealth of Virginia.

         14. NATURE OF OBLIGATIONS. Nothing contained herein shall create or require the Bank to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Bank hereunder, such right shall be no greater than the right of any unsecured general creditor of the Bank.

         15. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         16. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         18. REGULATORY PROHIBITION. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise,


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are subject to and conditioned upon their compliance with Section 18(k) of the
Federal Deposit Insurance Act (12 U.S.C.ss.1828(k)) and the regulations promulgated thereunder, including 12 C.F.R. Part 359. Furthermore, following such termination for Cause, the Executive will not, directly or indirectly, participate in the affairs or the operations of the Bank.

         19. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the Bank and the Executive with respect to the matters agreed to herein. All prior agreements between the Bank and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                  FIRST COMMUNITY BANK, NATIONAL ASSOCIATION

Address:                          By:      _____________________________
                                           John M. Mendez
One Community Place                        Executive Vice President
P.O. Box 989
Bluefield, VA 24605-0989
                                  EXECUTIVE

Address:                          By:      _____________________________
                                           J. E. Causey Davis
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